                                                                   Exhibit 23.14


                        INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-40205 of Pegasus Communications Corporation on Form S-4 of our reports dated November 10, 1997 on the financial statements of Satellite Television Services, Inc., appearing in the Current Report on Form 8-K of Pegasus Communications Corporation dated December 10, 1997 (and filed January 12, 1998), and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



/s/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Indianapolis, Indiana
January 12, 1998